                                    Exhibit I
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Item 3
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         (b)       /X/     Bank as defined in Section 3(a)(b) of the Act

                           Chancellor LGT Trust Company

         (c)       /X/     Investment Adviser registered under Section 203 of
the Investment Advisers Act of 1940.


                           Chancellor LGT Asset Management, Inc.